DISCOVERY COMMUNICATIONS REPORTS
FULL YEAR AND FOURTH QUARTER 2008 RESULTS

Full Year 2008 Financial Highlights:

•	Revenues increased to $3.44 billion

•	Adjusted OIBDA increased to $1.31 billion

•	Net income from continuing operations increased to $274 million

•	Free Cash Flow increased to $467 million

Silver Spring, Maryland – February 25, 2009: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2008. The discussion below assumes the transaction between Discovery Holding Company (“DHC”), Discovery Communications Holding LLC (“DCH”), and Advance/Newhouse Programming Partnership that resulted in Discovery becoming a public company, as described in the Other Items section on page 5, occurred on January 1, 2007, and as such includes 100% of Discovery Communications’ results for both 2008 and 2007. Please see the as adjusted financial statements beginning on page 14 for an explanation of why management believes this presentation is appropriate.

David Zaslav, Discovery’s President and Chief Executive Officer, said, “This past year was one of significant accomplishment for Discovery, as we delivered strong operating performances across our businesses and successfully transitioned to a fully public company. Strategically, we strengthened the programming and development at our fully distributed channels and finished the year with double-digit ratings growth in the fourth quarter among key demos at Discovery Channel and TLC. We also established new identities for several of our emerging networks and continued our international expansion, increasing our subscriber base overseas by 16%. Most importantly, our strategic initiatives were achieved while strongly growing revenues and Adjusted OIBDA, in what are increasingly challenging times. As we execute our 2009 operating plan in a difficult economic climate, our stable foundation of contracted and growing subscription revenues, diversified international expansion and stringent focus on costs give us confidence that we will outperform the marketplace and continue to grow moving forward.”

Fourth Quarter Results

Fourth quarter revenues of $904 million increased $1 million over the as adjusted(1) fourth quarter a year ago as 8% growth at U.S. Networks was mostly offset by a 23% decline in Commerce, Education and Other as well as a 4% decline at International Networks, primarily the result of a $33 million impact from foreign currency fluctuations. Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”) grew to $362 million, an increase of $222 million versus the fourth quarter a year ago, mainly driven by an increase of $188 million at U.S. Networks and an increase of $26 million, or 32%, at International Networks. The prior year results included a content impairment charge of $139 million, primarily at U.S. Networks. Excluding the impact of the content impairment charge, Adjusted OIBDA increased $64 million or 23% from the prior year. Adjusted OIBDA margin, excluding the impact of the content impairment charge, increased to 38% for the fourth quarter, up from 31% in the same period a

(1)	See the as adjusted financial statements beginning on page 14 for 2007 results.

year ago. Adjusted OIBDA is defined as revenue less (i) cost of revenues and selling, general and administrative expense excluding marked to market share-based compensation expense under our long-term incentive plans, (ii) restructuring and impairment charges, (iii) depreciation and amortization, including amortization of deferred launch incentives, and (iv) gains on asset and business dispositions.

Fourth quarter net income from continuing operations of $105 million ($0.25 per share) grew $113 million versus the as adjusted (1) loss from continuing operations of $8 million ($0.03 per share) a year ago.

Free cash flow was $128 million for the fourth quarter, an increase of $24 million from the as adjusted (1) results in the same period for 2007. Free cash flow is defined as cash flows from operating activities less acquisitions of property and equipment.

Full Year Results

Full year 2008 revenues of $3,443 million increased 10% or $302 million over the as adjusted (1) revenues for 2007, primarily driven by 10% growth at U.S. Networks and 12% growth at International Networks. Adjusted OIBDA increased 49% to $1,310 million led by 37% growth at U.S. Networks and 52% growth at International Networks. The prior year results included a content impairment charge of $139 million, primarily at U.S. Networks. Excluding the impact of the content impairment charge, Adjusted OIBDA increased $216 million or 21% from the prior year and Adjusted OIBDA margin grew to 38% in 2008 from 28% in 2007.

Full year net income from continuing operations of $274 million ($0.85 per share) grew $123 million versus the as adjusted results (1) of $151 million ($0.54 per share) a year ago. The increased results primarily reflect the higher Adjusted OIBDA as well as a $69 million benefit in the current year related to the unrealized change in the fair value of the marked to market share-based compensation, which was an expense of $141 million in the prior year.

Free cash flow was $467 million for 2008, an increase of $295 million from as adjusted(1) results in 2007.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Change	2008	2007	Change
		(As adjusted)			(As adjusted)
Revenues (1) (2)(3):
U.S. Networks	$536	$498	8%	$2,062	$1,879	10%
International Networks	294	307	(4%)	1,158	1,030	12%
Commerce, Education, and Other	70	91	(23%)	196	225	(13%)
Corporate	4	7	(43%)	27	7	286%

Total Revenues	$904	$903	—	$3,443	$3,141	10%

Adjusted OIBDA (1) (2)(3):
U.S. Networks	$300	$112	168%	$1,111	$810	37%
International Networks	107	81	32%	387	254	52%
Commerce, Education, and Other	11	—	—	13	4	225%
Corporate	(56)	(53)	6%	(201)	(189)	6%

Total Adjusted OIBDA	$362	$140	159%	$1,310	$879	49%

(1) 2007 excludes Travel Channel results through its disposition on May 14, 2007. See the supplemental financial schedules on page 11 for Travel Channel results.
(2) All results exclude the Discovery Channel Stores which ceased operations in the third quarter of 2007 and have been treated as part of discontinued operations.
(3) See the supplemental financial schedules on pages 12 to 18 for reconciliations of Adjusted OIBDA to operating income as well as 2007 financial data to previously reported results from Discovery Holding Company.

(1)	See the as adjusted financial statements beginning on page 14 for 2007 results.

U.S. Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Change	2008	2007	Change
		(As adjusted)			(As adjusted)
Revenues:
Distribution	$236	$209	13%	$927	$840	10%
Advertising	282	265	6%	1,058	975	9%
Other	18	24	(25%)	77	64	20%

Total Revenues	$536	$498	8%	$2,062	$1,879	10%

Adjusted OIBDA	$300	$112	168%	$1,111	$810	37%
Adjusted OIBDA Margin	56%	22%		54%	43%

Fourth Quarter Results

U.S. Networks’ revenue in the fourth quarter of 2008 increased 8% to $536 million primarily driven by distribution and advertising revenue growth. Distribution revenue grew 13% largely from higher rates across the fully distributed networks, subscriber growth at the emerging networks and lower launch-support amortization. Advertising revenue increased 6% from higher pricing as well as increased ratings at Discovery Channel and TLC, which satisfied prior period ratings shortfalls.

Adjusted OIBDA increased $188 million to $300 million reflecting the 8% revenue growth and lower operating expenses, primarily due to the impairment charge of $129 million taken in the fourth quarter a year ago, which also resulted in a $19 million decline in content amortization expense in the current quarter as compared to prior year. Excluding the impact of the impairment charge taken a year ago, programming expense increased $16 million and Adjusted OIBDA grew $40 million or 17%.

Full Year Results

U.S. Networks’ revenue for the full year 2008 increased 10% to $2,062 million mainly driven by distribution and advertising revenue growth. Distribution revenue grew 10% largely from higher rates across the fully distributed networks, subscriber growth at the emerging networks and lower launch-support amortization. 2008 distribution revenues also include $8 million of one-time revenue related to accruals in prior periods for certain distributors. Advertising revenue increased 9% as compared with 2007 as a result of higher pricing and sellouts, partially offset by lower ratings at TLC and Discovery Channel. Additionally, other revenue grew 20% reflecting Discovery’s sales representation of Travel Channel and an increase in digital revenue, primarily from the inclusion of HowStuffWorks, which was acquired in December 2007.

Adjusted OIBDA increased 37% to $1,111 million reflecting the 10% revenue growth and 12% lower operating expenses, primarily due to the content impairment charge of $129 million taken in the fourth quarter of 2007, which also resulted in a $76 million decline in content amortization expense in the current year as compared to prior year. Excluding the impact of the impairment charge taken a year ago, programming expense increased $49 million and Adjusted OIBDA grew $96 million or 10%. Full year results also include a content impairment charge of $17 million related to the management team reorganization at TLC during the third quarter of 2008.

International Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Change	2008	2007	Change
		(As adjusted)			(As adjusted)
Revenues:
Distribution	$165	$168	(2%)	$713	$615	16%
Advertising	99	112	(12%)	336	330	2%
Other	30	27	11%	109	85	28%

Total Revenues	$294	$307	(4%)	$1,158	$1,030	12%

Adjusted OIBDA	$107	$81	32%	$387	$254	52%
Adjusted OIBDA Margin	36%	26%		33%	25%

Fourth Quarter Results

International Networks’ revenue for the fourth quarter decreased 4% to $294 million as the $33 million impact of foreign currency fluctuations resulted in a 2% decline in distribution revenue and a 12% decline in advertising revenue. Excluding the impact of foreign currency fluctuations, revenues increased 6% led by 8% affiliate revenue growth, primarily from subscriber increases in EMEA (Europe (excluding U.K.), Middle East and Africa) and Latin America. Advertising revenue in local currency terms was flat as strong growth in EMEA and Latin America was offset by lower advertising revenue in the U.K. due to lower rates as well as the interpretation of a contract provision resulting in a limitation in our ability to monetize our audience. Excluding the U.K., advertising revenue in local currency terms increased 14% over the fourth quarter a year ago at International Networks.

Adjusted OIBDA increased 32% to $107 million as the 4% revenue decline was more than offset by an 18% decline in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 36% reflecting 6% revenue growth and a 4% decline in operating expenses as increased programming expenses were more than offset by lower marketing and research costs.

Full Year Results

International Networks’ revenue for the full year 2008 increased 12% to $1,158 million led by 16% distribution revenue growth primarily from subscriber increases in EMEA (Europe (excluding U.K.), Middle East and Africa) and Latin America. Advertising revenue increased 2% as strong growth in EMEA and Latin America was offset by lower advertising revenue in the U.K. due to lower rates as well as an interpretation of a contract provision. Excluding the U.K., advertising revenue in local currency terms increased 22% over 2008 at International Networks. The full year also included 28% growth in other revenue driven by the sale of Discovery Networks programs in the U.K. and Canada.

Adjusted OIBDA increased 52% to $387 million reflecting the 12% revenue growth and a 1% decline in operating expenses as lower marketing and research costs were mostly offset by increased programming and personnel costs. Excluding foreign currency fluctuations, revenues increased 12% and Adjusted OIBDA increased 45% versus 2007. The full year impact of foreign currency increased revenues by $7 million and Adjusted OIBDA by $17 million.

Commerce, Education, and Other

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Change	2008	2007	Change
		(As adjusted)			(As adjusted)
Revenues	$70	$91	(23%)	$196	$225	(13%)
Adjusted OIBDA	$11	$—	—	$13	$4	225%
Adjusted OIBDA Margin	16%	—%		7%	2%

Fourth Quarter Results

Commerce, Education and Other fourth quarter revenue decreased 23% to $70 million primarily reflecting lower commerce revenues as compared to the same period a year ago, which included stronger DVD sales of Planet Earth. Adjusted OIBDA increased to $11 million as compared with the break even results in the fourth quarter a year ago as the revenue decline at commerce was mostly offset by lower operating costs as compared to prior year. Additionally, prior year results included an impairment charge of $10 million at education. The current quarter results also include revenues of $20 million and Adjusted OIBDA of $1 million for Creative Sound Services which was flat with the results a year ago.

Full Year Results

Commerce, Education and Other full year 2008 revenue decreased 13% to $196 million primarily reflecting lower commerce revenues as compared to the same period a year ago, which included stronger DVD sales of Planet Earth, partially offset by higher education revenues from the streaming of new products as well as assessment, sponsorship and licensing deals. Adjusted OIBDA increased $9 million to $13 million as the revenue decline was offset by lower operating costs, primarily at education, due to an impairment charge of $10 million in the prior year. The current year results include revenues of $75 million and Adjusted OIBDA of $4 million for Creative Sound Services, which was flat with the results a year ago.

Corporate

For the full year 2008 Adjusted OIBDA decreased $12 million as a result of an increase in Corporate expenses, primarily due to costs associated with the transaction described in Other Items as well as costs related to the OWN joint venture.

OTHER ITEMS

In September 2008, Discovery Holding Company, Inc. (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) closed a transaction that included the combination of DHC’s approximate 67% interest in Discovery Communications Holding, LLC (“DCH”) with Advance/Newhouse’s approximate 33% interest in DCH. In connection with the transaction, DHC spun-off its interests in Ascent Media Corporation except for certain businesses that provide sound-related services, which remain with Discovery. As a result of the transaction, DHC ceased to be a reporting company and Discovery became the successor reporting entity to DHC. The attached consolidated statements of operations, consolidated balance sheets and consolidated statements of cash flows assume the above transaction occurred as of January 1, 2008, in accordance with generally accepted accounting principles (GAAP). The prior year results included in the attached financial statements reflect the previously reported results of DHC, which accounted for its interest in DCH in equity in earnings of unconsolidated affiliates. Additionally, the results of Ascent Media Corporation with the exception of the Creative Sound Services business have been treated as discontinued operations for 2008 and 2007. See our Form 10-K filed with the Securities and Exchange Commission on February 25, 2009 for a more detailed description of the transaction and for further explanation of the financial statement presentation. See the supplemental financial schedules beginning on page 14 for a reconciliation of DHC’s previously reported results to as adjusted financial statements for 2007.

FULL YEAR 2009 OUTLOOK

For the full year ended December 31, 2009, Discovery Communications expects total revenue between $3,375 million and $3,500 million, Adjusted OIBDA between $1,300 million and $1,400 million and net income from continuing operations of $475 million to $575 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and current share price for marked to market equity based compensation calculations while excluding the impact of OWN. It is expected that $70 to $80 million will be invested in OWN in 2009 but the income statement impact will depend on the timing of the launch.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with GAAP provided in this release, the Company has presented Adjusted OIBDA and free cash flow.  The Company defines Adjusted OIBDA as revenue less (i) cost of revenues and selling, general and administrative expense excluding marked to market share-based compensation expense under our long-term incentive plans, (ii) restructuring and impairment charges, (iii) amortization of deferred launch incentives, and (iv) gain on asset and business dispositions. The Company excludes share-based compensation under long-term incentive plans due to its significant volatility from being marked-to-market. The Company excludes the amortization of deferred launch incentive payments because these payments are infrequent and the amortization does not represent cash payments in the current reporting period. In addition to these items, Adjusted OIBDA also excludes depreciation and amortization, restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Management uses Adjusted OIBDA to assess the operational strength and performance of its operating segments, as well as the Company as a whole, and to view operating results, perform analytical comparisons, identify strategies to improve performance and allocate resources to each operating segment. The Company believes Adjusted OIBDA is an important measure to investors because it allows them to analyze operating performance of each business and the Company overall using the same metric management uses and provides investors a measure to analyze operating performance of each business division and the Company overall against historical data.

The Company defines free cash flow as cash provided by operations less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders.

Since Adjusted OIBDA and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 11 for reconciliations to GAAP measures.

2007 Results

See page 14 for an explanation of how as adjusted results for 2007 have been calculated and why management believes this presentation would be meaningful to investors.

Travel Channel

The Company presents 2007 results without the Travel Channel, which was exchanged on May 14, 2007. See our Form 10-K filed with the Securities and Exchange Commission on February 25, 2009 for a more detailed description of this transaction. Management believes this presentation is useful to investors because it allows them to analyze operating performance of the U.S. Networks and total company against comparable historical data. See page 11 for reconciliation to results including Travel Channel.

Conference Call Information

Discovery Communications will host a conference call today at 8:30 a.m. EST to discuss its full year and fourth quarter 2008 results. To listen to the call, visit http://www.discoverycommunications.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 25, 2009. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,”, “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2009 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations

Michelle Russo (240) 662-2901 michelle—russo@discovery.com	Craig Felenstein (212) 548-5109 craig—felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; amounts in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007 (a) 2008		2007 (a)
Revenues:
Distribution	$401	$—	$1,640	$—
Advertising	382	—	1,396	—
Other	121	17	407	76

Total revenues	904	17	3,443	76
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization listed below	266	16	1,024	60
Selling, general and administrative	270	5	1,115	22
Depreciation and amortization	40	1	186	3
Impairment of intangible assets	30	—	30	—
Exit and restructuring charges	14	—	31	—
Gains on asset dispositions	—	(1)	—	(1)

Total operating costs and expenses	620	21	2,386	84

Operating income (loss)	284	(4)	1,057	(8)
Other (expense) income:
Equity in (loss) earnings of Discovery Communications Holding, LLC	—	(16)	—	142
Equity in loss of unconsolidated affiliates	(59)	—	(61)	—
Interest expense, net	(60)	—	(256)	—
Other, net	16	2	14	8

Total other (expense) income, net	(103)	(14)	(303)	150

Income (loss) from continuing operations before income taxes and minority interests	181	(18)	754	142
(Provision for) benefit from income taxes	(67)	6	(352)	(56)
Minority interests, net of tax	(9)	—	(128)	—

Income (loss) from continuing operations	105	(12)	274	86
Income (loss) from discontinued operations, net of tax	1	(158)	43	(154)

Net income (loss)	$106	$(170)	$317	$(68)

Income (loss) per share from continuing operations:
Basic	$0.25	$(0.04)	$0.85	$0.31

Diluted	$0.25	$(0.04)	$0.85	$0.31

(Loss) income per share from discontinued operations:
Basic	$—	$(0.56)	$0.13	$(0.55)

Diluted	$—	$(0.56)	$0.13	$(0.55)

Net income (loss) per share:
Basic	$0.25	$(0.60)	$0.99	$(0.24)

Diluted	$0.25	$(0.60)	$0.98	$(0.24)

Weighted average number of shares outstanding:
Basic	422	281	321	281

Diluted	422	281	322	281

(a)	The 2007 results presented are on a GAAP basis and are those of our predecessor, Discovery Holding Company, which accounted for its investment in DCH using the equity method. See page 15 for the as adjusted statement of operations for the three months ended December 31, 2007 and page 16 for the as adjusted statement of operations for the twelve months ended December 31, 2007.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; amounts in millions)

	As of December 31,
	2008	2007 (a)
ASSETS
Current assets:
Cash and cash equivalents	$100	$8
Receivables, net	780	10
Content rights, net	73	—
Deferred income taxes	49	—
Prepaid expenses and other current assets	107	2
Assets of discontinued operations	—	352

Total current assets	1,109	372
Investment in Discovery Communications Holding, LLC	—	3,272
Noncurrent content rights, net	1,163	—
Property and equipment, net	395	5
Goodwill	6,891	1,782
Intangible assets, net	716	1
Other noncurrent assets	210	—
Assets of discontinued operations	—	434

Total assets	$10,484	$5,866

LIABILITIES, REDEEMABLE INTERESTS IN SUBSIDIARIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71	$1
Accrued liabilities	350	5
Deferred revenues	93	—
Current portion of long-term incentive plan liability	8	—
Current portion of long-term debt	458	—
Other current liabilities	90	2
Liabilities of discontinued operations	—	112

Total current liabilities	1,070	120
Long—term incentive plan liability	15	—
Long—term debt	3,331	—
Deferred income taxes	246	1,227
Other noncurrent liabilities	237	1
Liabilities of discontinued operations	—	23

Total liabilities	4,899	1,371
Commitments and contingencies	—	—
Redeemable interests in subsidiaries	49	—
Stockholders’ equity:
Preferred stock	2	—
Common stock	3	3
Additional paid-in capital	6,545	5,728
Accumulated deficit	(936)	(1,253)
Accumulated other comprehensive (loss) income	(78)	17

Total stockholders’ equity	5,536	4,495

Total liabilities, redeemable interests in subsidiaries, and stockholders’ equity	$10,484	$5,866

(a)	The 2007 results presented are on a GAAP basis and are those of our predecessor, Discovery Holding Company, which accounted for its investment in DCH using the equity method. See page 17 for the December 31, 2007 as adjusted balance sheet.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; amounts in millions)

	Twelve Months Ended December 31,
	2008	2007 (a)
Operating activities
Net income (loss)	$317	$(68)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Share-based compensation (benefit) expense	(66)	1
Depreciation and amortization	232	68
Impairment of goodwill	—	165
Impairment of intangible assets	30	—
Gains on asset dispositions	(76)	(1)
Equity in earnings of Discovery Communications Holding, LLC	—	(142)
Equity in loss of unconsolidated affiliates	61	—
Deferred income taxes	190	56
Minority interests, net of tax	128	—
Other non cash expenses (income), net	69	(8)
Changes in operating assets and liabilities, net of discontinued operations:
Receivables, net	(45)	4
Content rights, net	(145)	—
Accounts payable and accrued liabilities	(46)	(11)
Other, net	(80)	(6)

Cash provided by operating activities	569	58
Investing activities
Purchases of property and equipment	(102)	(47)
Proceeds from business and asset dispositions	139	2
Net cash acquired from Newhouse Transaction	45	—
Business acquisitions, net of cash acquired	(8)	—
Proceeds from sale of securities	24	28
Other investing activities, net	—	2

Cash provided by (used in) investing activities	98	(15)
Financing activities
Ascent Media Corporation spin-off	(356)	—
Net repayments of revolver loans	(125)	—
Principal repayments of long-term debt	(257)	—
Principal repayments of capital lease obligations	(29)	—
Net cash from stock option exercises	—	13
Other financing activities, net	(7)	(1)

Cash (used in) provided by financing activities	(774)	12
Effect of exchange rate changes on cash and cash equivalents	(2)	—

Change in cash and cash equivalents	(109)	55
Cash and cash equivalents of continuing operations, beginning of period	8	1
Cash and cash equivalents of discontinued operations, beginning of period	201	153

Cash and cash equivalents, end of period	$100	$209

(a)	The 2007 results presented are on a GAAP basis and are those of our predecessor, Discovery Holding Company, which accounted for its investment in DCH using the equity method. See page 18 for the twelve months ended December 31, 2007 as adjusted statement of cash flows.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF TRAVEL CHANNEL RESULTS
(unaudited; amounts in millions)

	Twelve Months Ended December 31, 2007(a)
	U.S. Networks Excluding	Travel	U.S. Networks Including
	Travel Channel	Channel	Travel Channel
Revenues:
Distribution	$840	$22	$862
Advertising	975	40	1,015
Other	64	—	64

Total Revenues	$1,879	$62	$1,941

Adjusted OIBDA	$810	$20	$830

	Twelve Months Ended December 31, 2007(a)
	Total Company Excluding	Travel	Total Company Including
	Travel Channel	Channel	Travel Channel
Revenues:
Distribution	$1,455	$22	$1,477
Advertising	1,305	40	1,345
Other	381	—	381

Total Revenues	$3,141	$62	$3,203

Adjusted OIBDA	$879	$20	$899

(a)	The 2007 results presented are as adjusted. See page 14 for an explanation of how these results have been calculated and why management believes this presentation would be meaningful to investors.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Three Months Ended December 31, 2008
	Adjusted
	Operating		Amortization of	Marked to
	Income Before	Depreciation	Cable	Market
	Depreciation and	And	Distribution	Share-Based		Operating
	Amortization	Amortization	Investments	Compensation	Other (b)	Income
U.S. Networks	$300	$(16)	$(8)	$(4)	$(38)	$234
International Networks	107	(11)	(8)	—	(2)	86
Commerce, Education, and Other	11	(2)	—	—	(2)	7
Corporate	(56)	(11)	—	26	(2)	(43)

Total	$362	$(40)	$(16)	$22	$(44)	$284

	Three Months Ended December 31, 2007(a)
	Adjusted
	Operating		Amortization of	Marked to
	Income Before	Depreciation	Cable	Market
	Depreciation and	And	Distribution	Share-Based		Operating
	Amortization	Amortization	Investments	Compensation	Other (c)	Income
U.S. Networks	$112	$(9)	$(14)	$—	$—	$89
International Networks	81	(10)	(11)	—	(2)	58
Commerce, Education, and Other	—	(4)	—	—	(1)	(5)
Corporate	(53)	(14)	—	(11)	—	(78)

Total	$140	$(37)	$(25)	$(11)	$(3)	$64

(a)	The 2007 results presented are as adjusted and include Travel Channel results. See page 14 for an explanation of how these results have been calculated and why management believes this presentation would be meaningful to investors.

(b)	For the three months ended December 31, 2008, Other includes write-offs of intangible assets and costs related to employee terminations and relocation.

(c)	For the three months ended December 31, 2007, Other includes costs related to employee terminations due to a number of organizational and strategic adjustments.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Twelve Months Ended December 31, 2008
	Adjusted Operating			Marked to
	Income Before		Amortization of	Market
	Depreciation and	Depreciation and	Cable Distribution	Share-Based
	Amortization	Amortization	Investments	Compensation	Other (b) Operating Income
U.S. Networks	$1,111	$(56)	$(34)	$(4)	(51)	$966
International Networks	387	(43)	(41)	—	(2)	301
Commerce, Education, and Other	13	(9)	—	—	(6)	(2)
Corporate	(201)	(78)	—	73	(2)	(208)

Total	$1,310	$(186)	$(75)	$69	(61)	$1,057

	Twelve Months Ended December 31, 2007(a)
	Adjusted Operating			Marked to
	Income Before		Amortization of	Market
	Depreciation and	Depreciation and	Cable Distribution	Share-Based
	Amortization	Amortization	Investments	Compensation	Other (c) Operating Income
U.S. Networks	$830	$(28)	$(56)	$—	$—	$746
International Networks	254	(36)	(44)	—	(2)	172
Commerce, Education, and Other	4	(17)	—	—	(27)	(40)
Corporate	(189)	(53)	—	(141)	119	(264)

Total	$899	$(134)	$(100)	$(141)	$90	$614

(a)	The 2007 results presented are as adjusted and include Travel Channel results. See page 14 for an explanation of how these results have been calculated and why management believes this presentation would be meaningful to investors.

(b)	For the twelve months ended December 31, 2008, Other at U.S. Networks includes write-offs of intangible assets as well as costs related to employee relocation and termination of a production agreement. Commerce, Education, and Other includes costs related to closure of Commerce’s distribution center and stores headquarter offices.

(c)	For the twelve months ended December 31, 2007, Other at Commerce, Education, and Other includes write-offs of intangible assets. Corporate represents a gain on the disposition of a business offset by costs related to employee terminations due to a number of organizational and strategic adjustments.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
AS ADJUSTED FINANCIAL RESULTS
(unaudited; amounts in millions)

The following as adjusted financial statements assume the transactions between DHC, DCH and Advance/Newhouse were completed as of January 1, 2007. The as adjusted results do not purport to be indicative of the results that would have been obtained if these events had been completed by January 1, 2007. See our Form 10-K filed with the Securities and Exchange Commission on February 25, 2009 for a more detailed description of the transaction and for further explanation of the financial statement presentation.

The as adjusted financial statements for 2007 have not been prepared in accordance with GAAP. Management believes that this presentation is meaningful to investors, because it presents the results of Discovery, the reporting successor to DHC. Discovery will be the reporting entity going forward and a comparison of DHC’s results for 2007 to Discovery’s results for 2008 would not provide investors with meaningful information regarding changes in financial performance of Discovery from 2007 to 2008.

The information in the DHC historical and DCH historical columns in the following as adjusted financial statements is derived from the historical financial statements of DHC and Discovery Communications, Holding, LLC, respectively. Certain reclassifications, with no impact to operating income, have been made to the 2007 financial information to conform to the 2008 presentation.

DISCOVERY COMMUNICATIONS, INC.
RECONCILIATION OF DISCOVERY HOLDING COMPANY HISTORICAL
TO DISCOVERY COMMUNICATIONS, INC.
(unaudited; amounts in millions, except per share amounts)

	Three Months Ended December 31, 2007
		Add:
	DHC	DCH	Less:		Discovery,
	Historical (a)	Historical	Minority Interest Adj.		As adjusted
Revenues:
Distribution	$—	$377	$ —		$377
Advertising	—	377	—		377
Other	17	132	—		149

Total revenues	17	886	—		903
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization listed below	16	431	—		447
Selling, general and administrative	5	347	—		352
Depreciation and amortization	1	36	—		37
Exit and restructuring charges	—	4	—		4
Gains on asset dispositions	(1)	—	—		(1)

Total operating costs and expenses	21	818	—		839

Operating (loss) income	(4)	68	—		64
Other (expense) income:
Equity in loss of Discovery Communications Holding, LLC	(16)	—	16	(b)	—
Equity in earnings of unconsolidated affiliates	—	3	—		3
Interest expense, net	—	(70)	—		(70)
Other, net	2	(12)	—		(10)

Total other expense, net	(14)	(79)	16		(77)

Loss from continuing operations before income taxes and minority interests	(18)	(11)	16		(13)
Benefit from (provision for) income taxes	6	(3)	—		3
Minority interests, net of tax	—	(6)	8	(c)	2

Loss from continuing operations	(12)	(20)	24		(8)
Loss from discontinued operations	(158)	(4)	—		(162)

Net loss	$(170)	$(24)	$24		$(170)

Loss per share from continuing operations, basic and diluted	$(0.04)				$(0.03)
Loss per share from discontinued operations, basic and diluted	$(0.56)				$(0.58)
Net loss per share, basic and diluted	$(0.60)				$(0.61)
Weighted average number of shares outstanding, basic and	281				281
diluted

(a)	DHC results of operations include DHC corporate costs and the results of Creative Sound Services, with the results of Ascent Media Corporation recorded as discontinued operations.

(b)	Represents the elimination of DHC’s historical share of earnings of DCH for the three months ended December 31, 2007.

(c)	Represents the minority interest expense for the proportion of DCH’s historical share of earnings not recognized by DHC for the three months ended December 31, 2007.

DISCOVERY COMMUNICATIONS, INC.
RECONCILIATION OF DISCOVERY HOLDING COMPANY HISTORICAL
TO DISCOVERY COMMUNICATIONS, INC.
(unaudited; amounts in millions, except per share amounts)

	Twelve Months Ended December 31, 2007
		Add:	Less:
	DHC	DCH	Minority Interest		Discovery,
	Historical (a)	Historical	Adj.		As adjusted
Revenues:
Distribution	$—	$1,477	$—		$1,477
Advertising	—	1,345	—		1,345
Other	76	305	—		381

Total revenues	76	3,127	—		3,203
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization listed below	60	1,167	—		1,227
Selling, general and administrative	22	1,296	—		1,318
Depreciation and amortization	3	131	—		134
Asset impairment	—	26	—		26
Exit and restructuring charges	—	20	—		20
Gains on asset and business dispositions	(1)	(135)	—		(136)

Total operating costs and expenses	84	2,505	—		2,589

Operating (loss) income	(8)	622	—		614
Other income (expense):
Equity in earnings of Discovery Communications Holding, LLC	142	—	(142)	(b)	—
Equity in earnings of unconsolidated affiliates	—	9	—		9
Interest expense, net	—	(249)	—		(249)
Other, net	8	(10)	—		(2)

Total other income (expense), net	150	(250)	(142)		(242)

Income from continuing operations before income taxes and minority interests	142	372	(142)		372
Provision for income taxes	(56)	(77)	—		(133)
Minority interests, net of tax	—	(8)	(80)	(c)	(88)

Income from continuing operations	86	287	(222)		151
Loss from discontinued operations, net of tax	(154)	(65)	—		(219)

Net (loss) income	$(68)	$222	$(222)		$(68)

Income per share from continuing operations, basic and diluted	$0.31				$0.54
Loss per share from discontinued operations, basic and diluted	$(0.55)				$(0.78)
Net loss per share, basic and diluted	$(0.24)				$(0.24)
Weighted average number of shares outstanding, basic and diluted	281				281

(a)	DHC results of operations include DHC corporate costs and the results of Creative Sound Services, while the results of Ascent Media Corporation are included in net loss from discontinued operations.

(b)	Represents the elimination of DHC’s historical share of earnings of DCH for the twelve months ended December 31, 2007.

(c)	Represents the minority interest expense for the proportion of DCH’s historical share of earnings not recognized by DHC for the twelve months ended December 31, 2007.

DISCOVERY COMMUNICATIONS, INC.

RECONCILIATION OF DISCOVERY HOLDING COMPANY HISTORICAL
TO DISCOVERY COMMUNICATIONS, INC.
(unaudited; amounts in millions)

	As of December 31, 2007
	DHC	Add:	Less: Other	Discovery,
	Historical	DCH Historical	Adjustments (a)	As adjusted
ASSETS
Current assets:
Cash and cash equivalents	$8	$45	$—	$53
Receivables, net	10	742	—	752
Content rights, net	—	79	—	79
Deferred income taxes	—	104	—	104
Prepaid expenses and other current assets	2	107	—	109
Assets of discontinued operations	352	—	(352)	—

Total current assets	372	1,077	(352)	1,097
Investment in Discovery Communications Holding, LLC	3,272	—	(3,272)	—
Investments	—	101	—	101
Noncurrent content rights, net	—	1,048	46	1,094
Property and equipment, net	5	397	—	402
Goodwill	1,782	4,870	475	7,127
Intangible assets, net	1	182	277	460
Other noncurrent assets	—	285	—	285
Assets of discontinued operations	434	—	(434)	—

Total assets	$5,866	$7,960	$(3,260)	$10,566

LIABILITIES, REDEEMABLE INTERESTS IN SUBSIDIARIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1	$98	$—	$99
Accrued liabilities	5	435	—	440
Deferred revenues	—	78	—	78
Current portion of long-term incentive plan liability	—	141	—	141
Current portion of long-term debt	—	32	—	32
Other current liabilities	2	66	115	183
Liabilities of discontinued operations	112	—	(112)	—

Total current liabilities	120	850	3	973
Long-term debt	—	4,109	—	4,109
Deferred income taxes	1,227	11	(1,106)	132
Other noncurrent liabilities	1	233	—	234
Liabilities of discontinued operations	23	—	(23)	—

Total liabilities	1,371	5,203	(1,126)	5,448
Commitments and contingencies	—	—	—	—
Redeemable interests in subsidiaries	—	49	—	49
Stockholders’ equity:
Common stock	3	—	—	3
Members’ equity	—	2,533	(2,533)	—
Additional paid-in capital	5,728	—	586	6,314
Accumulated deficit	(1,253)	185	(185)	(1,253)
Accumulated other comprehensive income (loss)	17	(10)	(2)	5

Total stockholders’ equity	4,495	2,708	(2,134)	5,069

Total liabilities, redeemable interests in subsidiaries, and stockholders’ equity	$5,866	$7,960	$(3,260)	$10,566

(a)	Represents elimination of Ascent Media Corporation, excluding Creative Sound Services, as well as DHC’s historical investment in DCH.

DISCOVERY COMMUNICATIONS, INC.
RECONCILIATION OF DISCOVERY HOLDING COMPANY HISTORICAL
TO DISCOVERY COMMUNICATIONS, INC.
(unaudited; amounts in millions)

	Twelve Months Ended December 31, 2007
	DHC,		Discovery,
	As reported	DCH	As adjusted
Operating activities
Net loss	$(68)	$—	$(68)
Adjustments to reconcile net loss to cash provided by operating activities	139	459	598
Changes in operating assets and liabilities, net of discontinued operations	(13)	(217)	(230)

Cash provided by operating activities	58	242	300
Investing activities
Purchases of property and equipment	(47)	(81)	(128)
Proceeds from asset dispositions	2	—	2
Business acquisitions, net of cash acquired	—	(306)	(306)
Proceeds from sale of securities	28	—	28
Other investing activities, net	2	(44)	(42)

Cash used in investing activities	(15)	(431)	(446)
Financing activities
Borrowings from long-term debt	—	1,500	1,500
Net repayments of revolver loans	—	(2)	(2)
Principal repayments of long-term debt	—	(8)	(8)
Principal repayments of capital lease obligations	—	(6)	(6)
Repurchase of members’ interests	—	(1,285)	(1,285)
Net cash from stock option exercises	13	—	13
Other financing activities, net	(1)	(24)	(25)

Cash provided by financing activities	12	175	187
Effect of exchange rate changes on cash and cash equivalents	—	7	7
Change in cash and cash equivalents	55	(7)	48
Cash and cash equivalents of discontinued operations, beginning of period	153	—	153
Cash and cash equivalents of continuing operations, beginning of period	1	52	53
Adjustment to remove AMC cash	(201)	—	(201)
Cash and cash equivalents, end of period	$8	$45	$53

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; amounts in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007(a) Change		2008	2007(a)	Change
Cash provided by operating activities	$146	$141	$5	$569	$300	$269
Acquisition of property and equipment	(18)	(37)	19	(102)	(128)	26

Free cash flow	$128	$104	$24	$467	$172	$295

(a)	The 2007 results presented are as adjusted. See page 14 for an explanation of how these results have been calculated and why management believes this presentation would be meaningful to investors.

RECONCILIATION OF 2009 OUTLOOK TO GAAP MEASURES

	Full Year 2009
Net income from continuing operation	$	475	To	$575
Interest, net		260	To	230
Depreciation and amortization		175	To	170
Other, including amortization of cable		390	To	425
distribution investments, marked to market equity based compensation, restructuring costs, equity earnings in unconsolidated affiliates, unrealized and realized gains and losses from derivatives, income tax expense, minority interests in consolidated subsidiaries

Adjusted OIBDA	$	1,300	To	$1,400

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; amounts in millions)

BORROWINGS
As of
December 31, 2008
$1.0 billion Term Loan A, due quarterly to October 2010	$938
$1.6 billion Revolving Loan, due October 2010	315
$1.5 billion Term Loan B, due quarterly September 2007 to May 2014	1,478
7.45% Senior Notes, semi-annual interest, due September 2009	55
8.37% Senior Notes, semi-annual interest, due March 2011	220
8.13% Senior Notes, semi-annual interest, due September 2012	235
Floating Rate Senior Notes (3.3% at December 31, 2008), semi-annual interest, due December 2012	90
6.01% Senior Notes, semi-annual interest, due December 2015	390
Obligations under capital leases	67
Other notes payable	1

Subtotal	3,789
Current portion	(458)

Total long-term debt	3,331
Cash and cash equivalents	100

Net debt	$3,231

SHARE—BASED COMPENSATION
	As of January 31, 2009
	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Exercise Price	(in millions)	Exercise Price
Discovery appreciation plan	20	18.77	——	——
Stock appreciation rights
Vesting in March 2009	3	14.40	——	——
Vesting in March 2010	3	14.40	——	——
Stock options	11	14.48	3	13.87

Total share-based compensation plans	37	16.79	3	13.87